Exhibit 23.3

CONRAD C. LYSIAK

Attorney and Counselor at Law

601 West First Avenue

Suite 903

Spokane, Washington   99201

(509) 624-1475

FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Plaza Resources Inc.

DATED this 6th day of November, 2006.

Yours truly,

CONRAD C. LYSIAK

Conrad C. Lysiak